Exhibit 10.3

OPay Limited

(incorporated in the Cayman Islands with limited liability)

2026 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of this 2026 EQUITY INCENTIVE PLAN (the “Plan”) is to promote the success of OPay Limited (the “Company”), by linking the personal interests of the Directors, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to attract, retain and motivate the services of the Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

Section 2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of shares, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of shares, assets or an equivalent ownership interest or voting interest) of the Company; provided that, unless otherwise determined by the Committee, the Shares subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

Section 2.2 “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of securities under this Plan, including, without limitation, the requirements of laws of the United States, the People’s Republic of China or the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, and any procedures to be fulfilled for the implementation of the Plan required by the relevant authorities, including but not limited to the requirement of foreign exchange registration. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations.

Section 2.3 “Award” means the Restricted Share Unit by the Committee granted to a Participant pursuant to the Plan.

Section 2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

Section 2.5 “Board” means the board of directors of the Company.

Section 2.6 “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time) that the Participant:

(a) has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform lawful and stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c) has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses) or other crimes;

(d) has materially breached any of the provisions of any agreement with the Service Recipient;

(e) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Service Recipient;

(f) has improperly induced an employee, a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship;

(g) has engaged in any conduct that is materially adverse to the name, reputation or interests of the Company; or

(h) other “Cause” provisions in the Award Agreement between the Company and the Participant.

Section 2.7 “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

Section 2.8 “Committee” means a special committee to be designated by the Board with the power and authority to administer the Plan as described in Article 8. Reference to the Committee shall refer to the Board in the absence of a Committee.

Section 2.9 “Consultant” means any consultant or adviser who provides services directly or indirectly to a Service Recipient, where such individual has a direct contractual relationship with the Service Recipient or provides services under a written vendor, outsourcing or staffing arrangement (whether as an employee, subcontractor or designated individual of a third party vendor).

Section 2.10 “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions:

(a) an amalgamation, arrangement, merger or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c) the complete liquidation or dissolution of the Company;

(d) any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

Section 2.11 “Director”, means a member of the Board or a member of the board of directors of a Parent or any Subsidiary of the Company.

Section 2.12 “Disability”, means, with respect to a Participant (unless otherwise defined in the applicable Award Agreement), that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period as defined in the Company policies then in effect or as determined by the Committee in its sole discretion. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

Section 2.13 “Effective Date” shall have the meaning set forth in Section 9.1.

Section 2.14 “Employee” means any person, including an officer or a Director, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

Section 2.15 “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

Section 2.16 “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a) If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported on the website maintained by such exchange or market system or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares of the type described in (a) and (b) above, the Fair Market Value thereof shall be determined by the Committee in good faith.

Section 2.17 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

Section 2.18 “Participant” means a person who, as a Director, Consultant, Employee, or any other individual deemed eligible by the Committee, has been granted an Award pursuant to the Plan.

Section 2.19 “Parent” means a parent corporation under Section 424(e) of the Code.

Section 2.20 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

Section 2.21 “Plan” means this 2026 Equity Incentive Plan of OPay Limited, as amended and/or restated from time to time.

Section 2.22 “Restricted Share Unit” means an Award granted pursuant to Article 5 to receive a Share at a future date.

Section 2.23 “Securities Act” means the Securities Act of 1933 of the United States, as amended.

Section 2.24 “Service Recipient” means the Company, a Parent or Subsidiary of the Company to which a Participant provides services as an Employee, a Consultant or a Director.

Section 2.25 “Shares” means the ordinary shares of par value of US$0.000004 each of the Company.

Section 2.26 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company. For purposes of this Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards which may apply to the consolidated financial statements of the Company shall be deemed to be a Subsidiary.

Section 2.27 “Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as an Employee, a Consultant or a Director for Cause or (ii) the Participant’s voluntary resignation as an Employee, a Consultant or a Director if the Service Recipient determines at any time that, before or after the Participant’s resignation, the Company had Cause to terminate such Participant’s status as an Employee, a Consultant or a Director. A Termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of Termination for Cause.

Section 2.28 “Listing” means the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market.

Section 2.29 “Trust” means a trust established in accordance with the applicable trust deed, which may serve as a holding vehicle for the Shares for the purpose of administering the Plan.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

Section 3.1 Number of Shares. The initial aggregate number of Shares that may be issued before Listing or used for reference purposes or with respect to which Awards may be granted under the Plan shall be equal to 168,664,930 Shares. To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash and not Shares, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.

Section 3.2 Holders of Shares. Any Shares issued pursuant to an Award shall be held indirectly through the Trust established by the Company, as determined by the Committee. Such Shares shall represent indirect equity interests in the Company and shall be subject to compliance with all Applicable Laws and the listing requirements applicable to the Company’s proposed public offering in the United States.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

Section 4.1 Eligibility. Persons eligible to participate in this Plan include Employees, Consultants, Directors and any other individual deemed eligible by the Committee in writing in its sole discretion.

Section 4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

Section 4.3 Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, foreign exchange administration rules, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

RESTRICTED SHARE UNITS

Section 5.1 Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

Section 5.2 Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, the purchase price and such other terms and conditions as the Committee, in its sole discretion, shall determine.

Section 5.3 Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and non-forfeitable. Upon vesting, the Committee, in its sole discretion, may pay the settlement value of the Restricted Share Units in the form of cash, Shares or a combination thereof.

Section 5.4 Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, and subject to all Applicable Laws, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

Section 5.5 Voting Rights. The Participant acknowledges and agrees that the Award granted hereunder confers only the economic rights with respect to the Shares underlying the Restricted Share Units. The Participant shall have no voting rights or other shareholder rights with respect to any Shares held in the Trust (whether vested or unvested). All voting rights attaching to such Shares shall be exercised exclusively by the Trustee in accordance with the Trust Deed.

ARTICLE 6

PROVISIONS APPLICABLE TO AWARDS

Section 6.1 Termination for Cause. Unless otherwise provided in the applicable Award Agreement, if a Participant’s employment by or service to the Service Recipient is Terminated for Cause, the Participant’s Awards will terminate upon such Termination for Cause, whether or not the Award is then vested and/or exercisable.

Section 6.2 Misconduct. Notwithstanding Section 6.1, unless otherwise provided in the applicable Award Agreement, upon finding of any Cause with respect to a Participant, the Board or the Committee may unilaterally or bilaterally amend, modify, suspend, cancel or rescind the Participant’s Award, whether or not the Award is then vested and/or exercisable.

Section 6.3 No Transferability; Limited Exception to Transfer Restrictions.

(a) Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 6.3, by applicable law and by the Award Agreement, as the same may be amended:

(i) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(ii) Awards will be exercised only by the Participant; and

(iii) amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

In addition, the Shares shall be subject to the restrictions set forth in the applicable Award Agreement.

(b) Exceptions to Limits on Transfer. Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers to a trust that was established solely for tax planning purposes and not for purposes of profit or commercial activity or, to one or more “family members” (as such term is defined in SEC Rule 701 promulgated under the Securities Act of 1933, as amended) by gift or pursuant to a qualified domestic relations order.

Section 6.4 Buy-Out. In the sole discretion of the Committee, any Award (in whole or in part) under the Plan may be settled in cash or other property in lieu of Shares; provided, however, payment in cash or other property in lieu of Shares shall not be made earlier than the time such Shares are deliverable pursuant to the terms of the Award. If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, the number of Shares subject to such Award (or such portion thereof) shall revert to the Plan and again be available for grant or award under the Plan.

Section 6.5 Share Certificate. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such Shares is in compliance with the Company’s memorandum and articles of association, all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

Section 6.6 Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website, electronic mail or interactive voice response system for the paperless administration of Awards.

Section 6.7 Foreign Currency. The Award Agreement shall specify the currency applicable to such Award. The Committee may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Committee deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in a foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at an exchange rate selected by the Committee on the date of exercise.

ARTICLE 7

CHANGES IN CAPITAL STRUCTURE

Section 7.1 Adjustments. In the event of any distribution, share split, consolidation or exchange of Shares, amalgamation, arrangement, merger or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the share price of a Share, in each case, the Committee shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. The form and manner of any such adjustments shall be determined by the Committee in its sole discretion (provided that the exercise price per Share shall in no circumstances fall below the par value per Share).

Section 7.2 Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that would have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment and without consent of the applicable Participant), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of such Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date as determined by the Committee when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

Section 7.3 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 7, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

Section 7.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or purchase price of any Award.

ARTICLE 8

ADMINISTRATION

Section 8.1 Committee. The Plan shall be administered by the Committee to whom the Board shall delegate the authority to administer this Plan and to grant or amend Awards to Participants.

Section 8.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

Section 8.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate eligible Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered (whether or not in exchange for another Award or combination of Awards);

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) correct any defect, omission or inconsistency in the Plan or any Award Agreement;

(k) Delegate any of its powers to one or more persons as it deems appropriate; and

(l) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

Section 8.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 9

EFFECTIVE AND EXPIRATION DATE

Section 9.1 Effective Date. The Plan is effective as of the date it is approved by the Board of the Company in accordance with the applicable provisions of the Company’s memorandum and articles of association (the “Effective Date”).

Section 9.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 10

AMENDMENT, MODIFICATION, AND TERMINATION

The Board in its sole discretion may terminate this Plan at any time. The Board may amend this Plan at any time in such respects as the Board may deem advisable; provided, that to the extent necessary and desirable to comply with Applicable Laws, or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

ARTICLE 11

GENERAL PROVISIONS

Section 11.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

Section 11.2 No Shareholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

Section 11.3 Taxes. No Shares shall be issued, transferred or delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or, subject to all Applicable Laws, allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy all of the Participant’s income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the statutory income and payroll tax withholding rates that are applicable to such supplemental taxable income under Applicable Laws.

Section 11.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or service of any Service Recipient.

Section 11.5 Effect of Plan Upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for any Service Recipient. Nothing in the Plan shall be construed to limit the right of any Service Recipient: (a) to establish any other forms of incentives or compensation for Employees, members of the Board or Consultants, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

Section 11.6 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

Section 11.7 Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s memorandum and articles of association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 11.8 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Section 11.9 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

Section 11.10 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.11 Fractional Shares. No fractional Share shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Section 11.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

Section 11.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Hong Kong Special Administrative Region. Any dispute, controversy, difference or claim arising out of or relating to this Plan, or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

Section 11.14 Section 409A of the Code. The Plan is intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

Section 11.15 Appendices. The Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan, including but not limited to entrusting a local Affiliate with matters related to foreign exchange registration, bank account opening, share transfers and remittances for the Plan; provided, however, that no such supplements shall increase the share limitations contained in Section 3.1 of the Plan without the approval of the Board.

Section 11.16 Disputes. Any dispute arising in connection with this Plan (whether as to the number of Shares the subject of an Option, the amount of the exercise price or otherwise) may be determined by the Board or the Committee, the decision of which shall be final and binding on all parties who may be affected thereby.

Section 11.17 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

Section 11.18 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 11.19 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 11.20 Share-Based Awards in Substitution for Options or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, options, share appreciation rights, restricted shares, restricted share units or other share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in share prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Shares that are issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 11.20(a) or 11.20(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3.1 of the Plan. In addition, no Shares that are issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 11.20(a) or 11.20(b) above will be added to the aggregate plan limit contained in Section 3.1 of the Plan.

Section 11.21 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.